UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-39242	82-1751097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Clay Street, Suite 500
Oakland, California	94612
(Address of Principal Executive Offices)	(Zip Code)

(510) 457-3737

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CALB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02	Results of Operations and Financial Condition

Over the upcoming weeks, members of management will be presenting to or conducting one-on-one meetings with investors, analysts or other third parties about California Bancorp (the “Company”) and its latest financial results. A copy of the presentation slides, updated with the Company’s financial results for the first quarter ended March 31, 2020, substantially in the form expected to be used in such presentations and meetings, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this report and in the exhibit hereto is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01  Financial Statements and Exhibits

(c)	The exhibit list required by this item is incorporated by reference to the exhibit index filed as part of this report.

Exhibit Index

99.1First Quarter 2020 Investor Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: May 6, 2020	By:	/s/ THOMAS A. SA
Thomas A. Sa Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer

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